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                                                                  EXHIBIT 10.204

                             CONTRIBUTION AGREEMENT

                         Made on 16th day of June, 2000


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                                TABLE OF CONTENTS

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                                                                                                       PAGE
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
1.       Formation and Organization of Limited Liability Company.........................................1

2.       Primary Purpose of Limited Liability Company....................................................2

3.       Capital Contribution of Property and Improvements by Big Cedar..................................2

4.       Additional Property, Army Corp Property.........................................................3

5.       Capital Contribution by Bluegreen...............................................................5

6.       Advertising Advance Loan to Big Cedar by Bluegreen..............................................5

7.       Examination of Title and Title Insurance........................................................5

8.       Survey..........................................................................................6

9.       Assignment of Contract Rights...................................................................6

10       Earnest Money Deposit...........................................................................7

11.      Representations and Warranties of Big Cedar and Bluegreen.......................................7

12.      Mutual Conditions to Closing...................................................................11

13.      Bluegreen Conditions to Closing................................................................13

14.      Big Cedar Conditions to Closing................................................................15

15.      Termination/Default/Remedies...................................................................16

16.      Notices........................................................................................17

17.      Assignment.....................................................................................17

18.      Confidentiality................................................................................17

19.      Applicable Law.................................................................................18

20.      Miscellaneous..................................................................................18

21.      Closing........................................................................................18


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
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                                                                                                       PAGE
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
22.      No Brokers.....................................................................................18

23.      Survival of Provisions.........................................................................19

24.      Time is of the Essence.........................................................................19

25.      Affiliates.....................................................................................19

EXHIBITS

Exhibit A         -        Legal Description of the Real Property
Exhibit B         -        LLC Certificate of Formation
Exhibit C         -        LLC Operating Agreement
Exhibit D         -        General Warranty Deed
Exhibit E         -        Option to Purchase Real Estate; Memorandum of Option
Exhibit F         -        Army Corp property description
Exhibit G         -        Contract Rights, Leases, Permits and Approvals Affecting the
                           Army Corp Property
Exhibit H         -        Membership Interest Agreement
Exhibit I         -        Advertising Advance Loan
Exhibit I-1                Collateral Documents Supporting The Advertising Advance Loan
Exhibit J         -        Marketing and Promotions Agreement
Exhibit K         -        Amendment to Certain Restrictive Covenants of
                           Oakmont Community Improvement Association, Inc.
Exhibit L         -        Sales Center Property Description
Exhibit M         -        Big Cedar Lodge property description



                                       ii

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                             CONTRIBUTION AGREEMENT


         THIS CONTRIBUTION AGREEMENT ("Agreement") is made and entered into as of this 16th day of June, 2000 by and between Bluegreen Vacations Unlimited, Inc., a Florida corporation ("Bluegreen") having a principal address of 4960 Blue Lake Drive, Boca Raton, Florida, 33431 and Big Cedar, L.L.C., a Missouri limited liability company ("Big Cedar") having a principal address of 2500 East Kearney Street, Springfield, Missouri 65898.


                               W I T N E S S E T H

         WHEREAS, Bluegreen and Big Cedar propose to form, capitalize and activate a limited liability company (the "LLC") to be governed under the laws of the State of Delaware to design, develop, sell, market and operate a timeshare project contiguous to the current Big Cedar Lodge property, which Big Cedar Lodge property is located at 612 Devils Pool Road, Ridgedale, Missouri 65739 (the "Big Cedar Timeshare Project");

         WHEREAS, Big Cedar owns fee simple title to certain real property situated in the City of Ridgedale, County of Taney, State of Missouri, more particularly described in Exhibit "A" attached hereto (the "Property") and Big Cedar shall, subject to the terms and conditions of this Agreement grant the Property to the LLC by warranty deed and receive therefore an allocation of a capital contribution in the LLC in the amount of Seventy Thousand and No/100 Dollars ($70,000.00) multiplied times the number of acres as shown on the Property Survey provided for in paragraph 8 hereinbelow;

         WHEREAS, Bluegreen shall, subject to and in accordance with the terms and conditions of this Agreement, make a capital contribution of Seventy Thousand and No/100 Dollars ($70,000.00) multiplied times the number of acres as shown on the Property Survey described in paragraph 8 hereinbelow, in cash to the LLC, (the "Initial Capital Contribution") and Bluegreen shall receive a capital contribution allocation in the LLC in such amount;

         WHEREAS, the purpose of this Agreement is to set forth the terms and conditions pursuant to which Bluegreen and Big Cedar shall form and make such capital contributions and other contributions to the LLC;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual promises contained herein, the parties hereto agree as follows:

         1. FORMATION AND ORGANIZATION OF LIMITED LIABILITY COMPANY.

                  (a) This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof, and supercedes all prior agreements, oral or written, and all other communications between the parties relating to the subject matter hereof, including that certain Confidential Term Sheet made and entered into by the parties hereto dated as of October 1, 1999. This Agreement is for the purpose of specifying contributions, conditions, covenants and agreements of the parties in the ultimate formation and organization of a limited liability company. This Agreement may not be modified or amended, unless such amendment is set forth in writing and signed by Bluegreen and Big Cedar.




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                  (b) The parties hereto will form, capitalize and activate a limited liability company (the "LLC") to design, develop, sell, market and operate the Big Cedar Timeshare Project. The Certificate of Formation of the LLC, to be accepted by the parties hereto, and to be filed in accordance with applicable law, shall take the form as attached hereto as Exhibit "B," which is incorporated herein by this reference. Such Certificate of Formation shall be filed on or before the Closing Date (as defined in paragraph 21, hereinbelow) with the proper state filing department. The rights, duties, and obligations of the parties hereto as respects their membership in the LLC will be as set forth in the LLC Operating Agreement which is attached hereto as Exhibit "C" and incorporated herein by this reference. The parties hereto agree to accept and, where appropriate, execute the foregoing Certificate of Formation and Operating Agreement on or before the Closing Date.

                  (c) The parties' obligations hereunder are subject to the terms, conditions and covenants herein contained.

         2. PRIMARY PURPOSE OF LIMITED LIABILITY COMPANY. The primary purpose of the LLC is to operate as the developer of the Big Cedar Timeshare Project. The Big Cedar Timeshare Project is to be a unique outdoor theme timeshare project utilizing lodges and cabins as accommodations, with the current Big Cedar Lodge serving as its prototype for architectural design, subject to the provisions of the Operating Agreement of the LLC. The Big Cedar Timeshare Project shall be developed, constructed, operated and managed on the Property and on any other land or property as may hereafter be owned by the LLC, including other land as may be sold and conveyed to the LLC by Big Cedar (the "Additional Property"). The LLC may lease, sell or otherwise transfer or dispose of the Property (or the Additional Property as may be sold and conveyed to the LLC), any improvements thereon, or any part thereof, including timeshare interests therein, and may accept instruments of indebtedness from the purchasers thereof. The LLC may engage in such other activities as are reasonably incidental to the foregoing with respect to the Big Cedar Timeshare Project, the Property, the Additional Property and any improvements thereon, including, by way of example and not limitation, the entry of loan or purchase facilities by which instruments of indebtedness from purchasers of interests, including timeshare interests, in the Property (or the Additional Property acquired by the LLC) are used as collateral for loans or are sold to acquirers thereof.

         3. CAPITAL CONTRIBUTION OF PROPERTY AND IMPROVEMENTS BY BIG CEDAR.

                  (a) Big Cedar shall, on or before Closing, convey to the LLC, by general warranty deed, fee simple title to the Property, subject to "Permitted Encumbrances" (as defined below). The Property is more particularly described on Exhibit "A" attached hereto and incorporated herein by this reference. The Property shall consist of that tract of land that is contiguous to the current Big Cedar Lodge property as is identified on Exhibit "A." The Property shall be consistent with the objectives of the Business Plan and Master Land and Development Use Plan referenced in paragraph 13, hereinbelow. The Property shall be suitable to yield four and one-half (4 1/2) timeshare units per acre. Big Cedar shall receive capital credit in the LLC of an amount equal to Seventy Thousand and No/100 Dollars ($70,000.00) multiplied times the number of acres as shown on the Property Survey described in paragraph 8 hereinbelow for grant of the Property (and contribution thereof) to the LLC. Forthrightly following transfer of the Property by Big Cedar to the LLC, Big Cedar shall, at its own cost and expense, remove any and all structures or improvements existing on the Property as are requested to be removed by the LLC.

                  (b) The general warranty deed Big Cedar executes and delivers to the LLC shall be in the form attached hereto as Exhibit "D." Such warranty deed shall contain full warranties of title against claims of all persons whomsoever, and shall convey marketable fee simple title in the Property to the




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LLC, free and clear of all mortgages, security deeds, other security instruments, liens, encumbrances, tenancies, and restrictions (including condemnation proceedings) of any kind and nature other than the then current state, county and city ad valorem taxes not yet due and payable, general utility easements not adversely affecting the Property or its potential for future development, and such other items as the LLC may accept as restrictions or encumbrances upon title (hereinafter "Permitted Encumbrances"). The legal description contained in the general warranty deed shall be based upon the title commitment and the Property Survey defined in paragraph 8 below.

                  (c) All state, county and municipal ad valorem tax, if any, and all utility charges with respect to the Property for the year in which the transaction is consummated, and all rents, if any, will be pro-rated as of the Closing Date. If the amount of such taxes and utilities is not known at the Closing Date, proration of such taxes and utilities will be made upon the basis of the most recently ascertainable of such billings. Should the actual estimate of such taxes or utilities for the year in which the transaction is consummated be more than One Hundred and No/100 Dollars ($100.00) more or less than the amount used as a basis for such proration, Big Cedar and the LLC will make the proper adjustment promptly upon receipt by either of them of a notice or bill for such taxes or utilities, so that such proration will be accurate, based upon the actual amount of such taxes or utilities. Payment will be promptly made to Big Cedar or the LLC, whichever shall be entitled to such payment by the other party for the purpose of making such adjustment. The LLC, at the LLC's election, in its sole discretion and at its sole expense, shall have the right, in the name of Big Cedar, after the prior written consent of Big Cedar thereto, which consent will not be unreasonably withheld or denied, to contest and appeal any such tax or assessment. Any adjustment or proration to be made pursuant to this paragraph will be based upon the amount of such taxes finally determined upon any such contest or appeal if the LLC shall elect to make such a contest or appeal; provided, however, Big Cedar shall in no event be responsible for payment of a greater amount following any such contest or appeal than Big Cedar would have been required to pay had no such contest or appeal been prosecuted.

                  (d) It is understood and agreed by the parties that the Property is a series of lots within a parcel of property. The lots are segregated and divided by streets and roads. The title insurance will not insure title to the streets and roads until such time as the streets and roads are vacated. Upon streets and roads being vacated, the title insurance policy will be amended and the property upon which the streets and roads previously existed will be conveyed to the LLC by Big Cedar and insured in the same manner as the Property is insured. It is understood and agreed that the roads may not be vacated until such time as an additional road is constructed over and across the Property. The existing roads on the Property shall constitute a Permitted Encumbrance at the time of Closing. The roads shall be conveyed by Big Cedar to the LLC subsequent to Closing, following vacation of such roads.

         4. ADDITIONAL PROPERTY, ARMY CORP PROPERTY.

                  (a) ADDITIONAL PROPERTY. Big Cedar will, at the Closing Date, grant, bargain and exchange to the LLC a recordable enforceable option to purchase the Additional Property. The option shall be granted for a term of seven (7) years commencing on the Closing Date. Such option shall take the form attached hereto as Exhibit "E," which is incorporated herein by this reference to which the description of the "Additional Property" is attached (the "Option to Purchase Real Estate"). Such option or a memorandum of such option shall be recorded in the appropriate land records at the cost and expense of the LLC. Such Additional Property shall be (i) sufficient to allow, when added to the Property, a total of three hundred (300) timeshare units with a density of four and one half (4 1/2) timeshare units per acre for the entire contemplated timeshare project, and (ii) of a metes and bounds description acceptable to Bluegreen. Use of the Additional Property for a timeshare regime as set forth herein and in the Master Land Use and Development Plan (as referenced in paragraph 12(d), below), shall be authorized by applicable planning authorities or entities otherwise exercising regulatory authority thereover, including but






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not limited to authorities having jurisdiction to enforce the Taney County
Development Guidance Code for construction of such additional timeshare units. Such Additional Property shall be contiguous to the Property unless otherwise agreed by Bluegreen. Such option on the Additional Property shall be granted to the LLC for exercise during its term one time, or on multiple occasions for portions of such Additional Property, as determined by Bluegreen, and shall provide for acquisition at the amount, per acre, of Seventy Thousand Dollars ($70,000.00) per acre, subject to adjustment equal to the annual rate of inflation as measured by the Consumer Price Index for all Urban Consumers for the immediately preceding twelve (12) month period. The option shall provide that any conveyances of Additional Property shall be by warranty deed and be in accordance with the terms otherwise provided herein as respects contribution of the Property, together with such additional customary and usual terms and specifications in respect to the transfer of real estate.

         (b) ARMY CORP OF ENGINEERS' LEASE PROPERTY. If requested by the LLC, Big Cedar shall, by enforceable limited, non-exclusive, quit claim assignment, and at no cost to Bluegreen or the LLC, assign to the LLC, the rights of Big Cedar with respect to the use of the Army Corp of Engineers' lease and easement property (approximately ten (10) acres) as described on Exhibit "F," attached hereto and incorporated herein by this reference (the "Army Corp Property"). Such Army Corp Property is located in the general vicinity of the Property, provided, however, that the transfer of such Army Corp Property shall not be subject to the assumption of any pre-existing liability, indebtedness, or obligations, except obligations set forth in the lease and easements agreements respecting the Army Corp Property, as arise after the date of the assignment to the LLC. Notwithstanding any of the foregoing, the parties hereto recognize and agree that assignment of the Army Corp Property by Big Cedar shall not occur without permission in writing from the District Engineer, Corp of Engineers. Big Cedar agrees to use its best efforts to obtain such permission when requested by the LLC. The parties agree that the obtaining of the Army Corp of Engineers' consent is a condition precedent to Bluegreen's duty to close, subject to waiver by Bluegreen. If waived, Big Cedar agrees to cooperate in all reasonable respects to obtain the Army Corp of Engineer's consent post closing. Assignment by Big Cedar of its rights regarding the Army Corp of Engineers' property shall be by limited, non-exclusive, quit claim assignment, without warranty or representation, but subject to the Army Corp of Engineers' consent.

         (c) The parties hereto acknowledge that certain amenities affecting the Big Cedar Lodge, including the marina area, dock area and hiking path, are located on the Army Corp Property. The enjoyment of the rights to the Army Corp Property is limited to those who are in occupancy of the Big Cedar Resort. Big Cedar agrees that, as a condition precedent to Bluegreen's obligation to close this transaction, and in accordance with paragraph 9 hereinbelow (Assignment of Contract Rights), the Army Corp of Engineers and Big Cedar shall agree that the owners and occupants of timeshare interests at the Big Cedar Timeshare Project shall be identified as bona fide overnight guests and occupants of the Big Cedar Resort and from and after the date hereof, inclusive of the dates of all times following Closing, Big Cedar shall assert no contrary position. If this condition has not occurred at the time of Closing and Bluegreen proceeds with the Closing, this condition shall be deemed waived; provided, however, that Big Cedar agrees that following Closing, it shall obtain from the Army Corp of Engineers an agreement that the Owners and occupants of timeshare units at the Big Cedar Timeshare Project shall be identified as bona fide overnight guests and occupants of the Big Cedar Resort and at all times following the Closing Big Cedar shall assert no contrary position.

                  (i) All leases, easements, permits and approvals and any other rights or agreements with respect to the Army Corp Property are described on Exhibit "G", attached hereto and incorporated herein by this reference.




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


         5. CAPITAL CONTRIBUTION BY BLUEGREEN. Bluegreen shall make the Initial Capital Contribution, in cash, to the LLC in the amount equal to Seventy Thousand and No/100 Dollars ($70,000.00) multiplied times the number of acres as shown on the Property Survey referred to in paragraph 8 hereof, less the Earnest Money set forth herein (which Earnest Money shall be contributed to the LLC on upon execution of this Agreement), or such Earnest Money shall otherwise be distributed as provided for in paragraph 15 hereinbelow or as otherwise provided for in this Agreement. The Certificate of Formation of the LLC (Exhibit "B") and the LLC Operating Agreement (Exhibit "C") shall provide for the foregoing contribution in accordance with the terms of this Contribution Agreement. Such Initial Capital Contribution shall be made pursuant to and in accordance with the cash requirements of the LLC as provided for in the Closing Business Plan referred to in paragraph 12(a) hereof; provided, however, that the total amount of the Initial Capital Contribution described hereinabove shall be contributed by Bluegreen no later than twelve (12) months after the Closing Date.. If such amount is not completely funded to the LLC by such date then, in accordance with the terms and conditions of the Membership Interest Agreement attached hereto as Exhibit "H" and following five (5) days written notice of such failure delivered by Big Cedar to Bluegreen, Bluegreen's interest in the LLC shall decrease and Big Cedar's interest in the LLC shall increase by one (1) percentage point or fraction thereof for every Sixty Three Thousand Three Hundred Twenty Nine and No/100 Dollar ($63,329) increment or portion thereof which Bluegreen has failed to contribute towards the total of the Initial Capital Contribution (the "LLC Member Interest Reallocation"). If as a result of the LLC Member Interest Reallocation of Bluegreen's interest in the Company results in Bluegreen's ownership interest percentage being reduced to fifty percent (50%) Big Cedar's ownership interest percentage being increased to fifty percent (50%) then the LLC Member Interest Allocation shall be adjusted to provide Bluegreen's ownership interest percentage be reduced to forty nine and nine-tenths (49.9%) and Big Cedar's ownership interest percentage be increased to fifty and one-tenth (50.1%) accordingly. Bluegreen agrees to execute documents as necessary to effectuate the Membership Interest Agreement.

         6. ADVERTISING ADVANCE LOAN TO BIG CEDAR BY BLUEGREEN.

                  (a) As a condition of Closing to the benefit of Big Cedar, Bluegreen shall make a secured Advertising Advance Loan ("Ad Loan") to Big Cedar, in the form as set forth in Exhibit "I" attached hereto. Such Ad Loan shall be supported by collateral documents in the form attached hereto as Exhibit "I-1."

                  The Ad Loan shall bear no interest, except as otherwise specifically provided therein;

                           (i) The sole sources of repayment of the Ad Loan by
Big Cedar to Bluegreen would be (i) Distributions; and (ii) the Generation Commission. The Generation Commission shall be defined in the Marketing and Promotions Agreement. The Marketing and Promotions Agreement will be in the form attached hereto as Exhibit "J"

                  As used herein, "Distribution" shall be as defined in the LLC Operating Agreement and shall mean cash or other property of the LLC as may be distributed by the LLC to Big Cedar from time to time.

         7. EXAMINATION OF TITLE AND TITLE INSURANCE.

                  (a) No later than ten (10) days prior to the Closing Date, Big Cedar shall obtain for and at the cost and expense of the LLC an ALTA Extended Coverage Owner's Title Insurance Commitment insuring fee simple ownership of the LLC in and to the Property and any improvements thereon, subject only to the Permitted Encumbrances. Such title insurance commitment shall be in an amount





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sufficient at all time to insure the LLC's full insurable interest in the
Property and any improvements, and in no event shall be less than Seventy Thousand and No/100 Dollars ($70,000.00) multiplied times the number of acres as shown on the approved Property Survey, and the same shall be obtained from a title insurer reasonably acceptable to Bluegreen.

                  (b) Bluegreen and the LLC shall have until five (5) days prior to the date of Closing (and in any event at least five (5) days following delivery to Bluegreen of such title insurance commitment) to determine whether the title insurance commitment provided by Big Cedar respecting the Property is satisfactory. Prior to expiration of such time, Bluegreen shall notify Big Cedar of its acceptance of the title insurance commitment, or of defects shown thereon not acceptable to Bluegreen, and Big Cedar shall, at its expense, cure such defects identified by Bluegreen prior to the Closing Date. Notwithstanding anything otherwise contained herein to the contrary, Bluegreen has identified to Big Cedar its requirement that the Oakmont Community Improvement Association, Inc. execute an amendment to certain restrictive covenants, a copy of which is attached hereto as Exhibit "K" (the "Amendment") and has objected to the title of the Property absent receipt of an executed, recorded copy of the Amendment.

                  (c) The parties hereto acknowledge that as originally contemplated, the Property was to include Lot 14, Block 15, Lakeside South Subdivision, title to which is vested in Peter H. Rea and/or Darlene Weaver Rea (the "Rea Lot"). Because of potential encumbrances affecting the Rea Lot, the parties hereto agree that the Rea Lot shall be deleted from the Property initially to be conveyed to the LLC until title to the Rea Lot can be conveyed free and clear of Permitted Encumbrances. Notwithstanding such deletion, Big Cedar, agrees to indemnify and hold harmless Bluegreen and the LLC from any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments and awards, costs and expenses (including but not limited to reasonable attorney's fees) incurred by Bluegreen or the LLC, and arising directly and indirectly, in whole or in part, out of the Rea Lot or encumbrances thereon, including any deed of trust related thereto, including by way of example and not limitation, that certain Deed of Trust dated March 3, 1999, filed March 18, 1999 in Book 358, Page 5444, securing a debt in the principal sum of Four Hundred Forty Thousand and No/100 Dollars ($440,000.00).

         8. SURVEY. Big Cedar shall, at its own cost and expense, obtain for the benefit of the LLC by no later than five (5) days prior to Closing, a survey of the Property ("Property Survey") and a Survey of the Additional Property (the "Additional Property Survey") certified to the LLC by a Missouri Registered Land Surveyor (collectively, the "Surveys"). The Surveys shall (a) be titled in the name of the LLC, (b) show and locate any and all improvements upon the Property and Additional Property; (c) show and locate all easements affecting the Property and Additional Property; (d) show and locate any portions of the Property and Additional Property lying and being in a flood plain, and (e) indicate to the nearest 1/10,000th of an acre the number of acres comprising the Property and Additional Property (the "Total Acreage"). The Surveys shall contain Total Acreage of developable acres in the Property, acceptable to Bluegreen, with no acreage located in a flood plain. The Surveys, as prepared by Big Cedar and accepted by Bluegreen, shall form the basis for the conveyance/contribution of the Property and Additional Property from Big Cedar to the LLC. Big Cedar shall permit the surveyor and representatives of the surveyor, Bluegreen and the LLC to enter upon the Property and Additional Property for preparation and review of the Surveys and shall otherwise reasonably cooperate with the surveyor, Bluegreen and the LLC in preparation and review of the Surveys.

         9. ASSIGNMENT OF CONTRACT RIGHTS. The leases and easements respecting the Army Corp Property as referred to in paragraph 4(b) hereinabove shall, at the time requested by the LLC, be assigned to the LLC in accordance with paragraph 4 above, subject to the consent of the Army Corp of Engineers. In



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addition, either prior to Closing or thereafter, as set forth in paragraph 4(c)
above, the rights extended to occupants of Big Cedar Lodge pursuant to the Army Corp of Engineers leases and easements shall be extended to include, by definition, those in occupancy of the Big Cedar Timeshare Project. Any other contract rights, leases, permits, approvals and other rights or agreements affecting the Property and held by Big Cedar shall, as in the discretion of the LLC so determined, be assigned by Big Cedar to the LLC from time to time. In respect to such contract right, leases, permits, approvals and other rights or agreements of any nature which are to be assigned to the LLC by Big Cedar, any and all rents, profits and income therefrom accruing shall belong to the LLC.

         10. EARNEST MONEY DEPOSIT. At the time of execution of this Contribution Agreement, Bluegreen shall deposit an earnest money payment in the amount of ten percent (10%) of the Initial Capital Contribution (the "Earnest Money"), which deposit shall be in an interest bearing account, opened and maintained by the Lincoln Land Title Company, Inc., acting as a title agency for Chicago Title Insurance Company, whose address is 3256 South Freemont, Springfield, Missouri 65804, telephone number (417) 889-1818, facsimile number
(417) 889-2626, which deposit shall be placed in an interest bearing account opened and maintained by the title agency, as escrow agent hereunder. Such Earnest Money shall, except as otherwise provided herein, upon consummation of the transaction contemplated hereunder (including the occurrence of all conditions precedent in the absence of a written waiver thereof by the party benefiting therefrom), be delivered to the LLC as a credit against Bluegreen's Initial Capital Contribution to the LLC.

         11. REPRESENTATIONS AND WARRANTIES OF BIG CEDAR AND BLUEGREEN.

                  (a) The obligations of Bluegreen and Big Cedar to proceed with the consummation of this transaction on the Closing Date shall be subject to the representations and warranties of set forth in this Section 11(a) being true and correct on the Closing Date. Big Cedar agrees, represents and warrants to Bluegreen and the LLC that:

                           (i) There are no obligations, agreements or
liabilities, whether accrued or contingent with respect to the Property or Additional Property, except as disclosed in this Agreement.

                           (ii) All permits, approvals, contracts, plans,
specifications and drawings relating to the Property and Additional Property are owned by Big Cedar free and clear of any liens, encumbrances, and security interests, and can be conveyed to the LLC without the approval or consent of any third party, except for approval and consent of the County Commission of Taney County, Missouri, with respect to the vacation of roads within the Property and Additional Property, and except for the approval and consent with respect to the Army Corp Property.

                           (iii) Big Cedar and its Affiliates within the past
seven-(7) years have not been the object of any bankruptcy, foreclosure action, or any criminal action.

                           (iv) Big Cedar is duly organized and validly existing
under and is governed by the laws of the State of Missouri; this Agreement and all documents that are to be executed by Big Cedar or its Affiliates and delivered to Bluegreen or the LLC are or will be enforceable in accordance with their terms, duly authorized, executed and delivered by Big Cedar or its Affiliates, and do not and will not violate any provisions of any agreement or judicial order to which Big Cedar or its Affiliates are a party or to which Big Cedar or any of its Affiliates or the Property or Additional Property are subject.

                           (v) There is no condemnation, zoning, environmental,
eminent domain or other land use regulation proceedings or actions pending or threatened against the Property or the Additional Property that would detrimentally affect the use, occupancy, development or operation of the






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


Property or the Additional Property for their intended purposes or the value of the Property or the Additional Property, nor is there any special assessment proceedings affecting the Property or the Additional Property, excepting, however, special assessments of Oakmont Community Improvement Association, Inc. affecting the Property or Additional Property. To the extent required for the normal and intended use and development of the Property as contemplated hereunder, and all documents otherwise to be executed by Big Cedar or its Affiliates in accordance with the terms hereof, Big Cedar has obtained all licenses, permits, easements and rights-of-way required by all governmental authorities having jurisdiction over the Property or the Additional Property or by private parties for the normal use, occupancy and operation of the Property or the Additional Property and to ensure free and unrestricted vehicle and pedestrian ingress to and egress from the Property and the Additional Property. The parties acknowledge that with respect to the roads located on the Property that are maintained by Taney County, Missouri, Big Cedar shall use its best efforts to obtain consent to vacating such roads following Closing.

                           (vi) There are no leases on or affecting the Property
or the Additional Property, and the Army Corp of Engineers Property is subject only to a validly existing and enforceable lease and easement agreements held by Big Cedar pursuant to which Big Cedar is the lawful lessee or grantee.

                           (vii) There is no existing or threatened legal action
or administrative proceeding of any kind involving the Property or the Additional Property or its development, except administrative proceedings dealing with vacation of roads by the County Commission of Taney County, Missouri, which action will be instituted and diligently proceeded upon by Big Cedar with the objective of vacating of the roads.

                           (viii) There are no service contracts that are in
force or pertain to the Property or the Additional Property.

                           (ix) Big Cedar has no employees engaged in the
operation, maintenance or repair of the Property or the Additional Property who have any agreements which would bind Bluegreen, the LLC or the Property or the Additional Property.

                           (x) There are no material or physical defects in the
Property or the Additional Property which would adversely affect the development, design, construction or operation of the Property and the Additional Property, subject to the provisions otherwise herein contained in its contemplated use as a timeshare resort pursuant to the Master Land Use and Development Plan contemplated in paragraph 12(d) hereof.

                           (xi) The intended use and operation of the Property
or the Additional Property in accordance with the Certificate of Formation, the LLC Operating Agreement and the terms hereof, is in full compliance with all applicable environmental, zoning and land use laws, and other applicable local, state and federal laws and regulations, including without limitation, any such codes, laws or regulations that are adopted but not yet applicable or enforceable.

                           (xii) There are no facts or circumstances that would
prevent the LLC from operating the Property or the Additional Property for their intended purpose as set forth hereinabove or which would adversely affect the value of the Property or the Additional Property.

                           (xiii) The Property or the Additional Property are
not in violation of any federal, state, local or administrative agency, ordinance, law, rule, regulation, order or requirement relating to environmental conditions or Hazardous Material, as such term is defined below ("Environmental

Laws"). Neither Big Cedar, nor to the best of Big Cedar's knowledge, any third party, has used, manufactured, generated, treated, stored, disposed of or released any Hazardous Material on, under, or about the Property and the Additional Property or transported any Hazardous Material over the Property or the Additional Property. Neither Big Cedar nor to the best of Big Cedar's knowledge, any third party, has installed, used or removed any storage tank on, from or in connection with the Property and the Additional Property and there are no storage tanks or wells (whether existing or abandoned) located on, under or about the Property or the Additional Property. The Property or the Additional Property does not contain any building materials that contain Hazardous Material. For purposes hereof "Hazardous Material" shall mean any substance, chemical, waste, or other material which is listed, defined or otherwise identified as "hazardous" or "toxic" under any federal, state, local or administrative agency, ordinance, or law.

                           (xiv) Big Cedar presently has good and marketable fee
simple title to the Property and the Additional Property, free and clear of any encumbrances, including deeds of trust thereon, except for Permitted Encumbrances.

                           (xv) The Property and the Additional Property will be
in substantially the same condition on the Closing Date (or any future closing date as affects the Additional Property) as on the date hereof.

                           (xvi) There are no pending rezoning ordinances
relative to the Property or the Additional Property.

                           (xvii) No party is in possession of the Property or
the Additional Property or any portion thereof, whether as a lessee or tenant at sufferance, other than Big Cedar.

                           (xviii) No part of the Property or the Additional
Property has been used for or as a landfill or toxic waste site.

                           (xix) There is no option to purchase, right of first
refusal to purchase or agreement for the sale and purchase of the Property or the Additional Property or any portion thereof to any person or entity, except as provided in this Agreement.

                           (xx) No consent or approval of any person or entity
is required in order for this Agreement to be legal, valid and binding upon Big Cedar, except the consent and approval of Fleet Retail Finance, Inc., FINOVA Capital Corporation, the Army Corp of Engineers (as respects assignment of the lease and easement agreements pertaining to the Army Corp Property), Oakmont Community Improvement Association, Inc. (as respects rezoning, replatting and the Amendment) and the County Commission of Taney County, Missouri (as respects vacating of the roads) (the obtaining of such foregoing consents except that consent from the County Commission of Taney County, Missouri regarding vacating of the roads, being mutual conditions precedent to the obligations of the parties hereunder to close) (the "Required Consents").

                           (xxi) The existing sewage system at Big Cedar Lodge
has sufficient capacity (and is properly licensed, permitted and operational) to allow the additional hook-up by the LLC of up to one hundred (100) timeshare units (as contemplated pursuant to the Master Land Use and Development Plan) and such sewage system, and all lines and apparatus thereof, together with the property on which such sewer system and lines exist are owned by Big Cedar, and the same are free and clear of any encumbrances or liens, including any deeds of trust thereon, excepting that certain deed of trust of FINOVA Capital Corporation, which will be subject to a non-disturbance agreement to the benefit of Bluegreen. If such facilities and/or property are subsequently encumbered, such encumbrance shall be subject and subordinate to the rights of the LLC and the Big Cedar Timeshare Project and owners and mortgagees therein.

                           (xxii) All utility services (including water and
utility services) are to be provided to the Big Cedar Timeshare Project over, across or on the Big Cedar Lodge Property and such services are free and clear of any encumbrances or liens, including any deeds of trust thereon, and the same are located on property owned by Big Cedar, free and clear of any encumbrances thereon, including any deeds of trust, excepting that certain deed of trust of FINOVA Capital Corporation (which is to be subject to a non-disturbance agreement satisfactory to Bluegreen). If such facilities and or property are subsequently encumbered, such encumbrance shall be subject and subordinate to the rights of the LLC and the Big Cedar Timeshare Project and owners and mortgagees therein.

                  (b) Big Cedar agrees to indemnify Bluegreen and the LLC and hold Bluegreen and the LLC harmless from and against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments and awards, and costs and expenses (including, but not limited to, reasonable attorney's fees) arising directly or indirectly, in whole or in part, out of any breach by Big Cedar of any of its representations or warranties herein; provided such indemnity shall be limited as provided in paragraph 15 below if Closing does not occur.

                  (c) The obligation of Big Cedar to proceed with the consummation of this transaction on the Closing Date shall be subject to the representations and warranties set forth in this Section 11(b) being true and correct on the Closing Date. Bluegreen agrees, represents and warrants to Big Cedar and the LLC that:

                           (i) Bluegreen is duly organized and validly existing
as governed by the laws of the State of Florida;

                           (ii) This Agreement and all documents that are to be
executed by Bluegreen and delivered to Big Cedar or the LLC are or will be duly authorized, executed and delivered by Bluegreen and do not and will not violate any provision of any agreement or judicial order to which Bluegreen is a party or to which Bluegreen is subject.

                           (iii) There is no existing or threatened legal action
or administrative proceedings of any kind involving Bluegreen that would impede Bluegreen's ability to perform its obligations under this Agreement;

                           (iv) No consent or approval of any person or entity
is required in order for this Agreement to be legal, valid and binding upon Bluegreen other than the consent and approval of the Bluegreen Board of Directors, which is a condition precedent to this Agreement, as set forth in paragraph 13(a)

                           (v) Bluegreen and its Affiliates, within the past
seven (7) years, have not been the object of any bankruptcy, foreclosure action or criminal action;

                  (d) Bluegreen agrees to indemnify Big Cedar and the LLC and hold Big Cedar and the LLC harmless from and against any and all claims, demands, losses, damages, liabilities, law suits and other proceedings, judgments and awards, and costs and expenses (including but not limited to reasonable attorney's fees) arising directly or indirectly, in whole or in part, out of any breach by Bluegreen of any of its representations or warranties herein; provided such indemnity shall be limited as provided in paragraph 15 below if Closing does not occur.

         12. MUTUAL CONDITIONS TO CLOSING. Notwithstanding any other provisions contained herein to the contrary, the obligations of Bluegreen and Big Cedar to perform as stated hereunder, or otherwise proceed with the consummation of this transaction on the Closing Date, shall be subject to the occurrence of the following conditions at or before the earlier of the date specified or the Closing Date, which conditions shall be to the mutual benefit of Bluegreen and Big Cedar, and if such conditions do not occur, then either Big Cedar or Bluegreen shall be entitled to terminate this Agreement, and the Earnest Money deposited shall thereafter be returned to Bluegreen.

                  (a) BUSINESS PLAN. Bluegreen and Big Cedar shall develop a closing business plan (the "Closing Business Plan"), which shall forecast the life of the Big Cedar Timeshare Project business which shall be defined as hereinafter set forth and shall be completed no later than March 31, 2000. It is agreed that the Closing Business Plan shall be solely a projection, without representation or warranty, express or implied. The Closing Business Plan shall be prepared by Bluegreen and shall contain projections and budgets with respect to revenues, operating expenses, operating cash flows, capital expenses, financing, market priorities and necessary funding. The Closing Business Plan shall identify proposed sources for funding. Bluegreen shall submit the Closing Business Plan as soon as reasonably possible after completion thereof, to Big Cedar. The parties agree to reasonably cooperate to finalize the Closing Business Plan and use commercially reasonable efforts to cause the LLC to conduct its operations in accordance therewith. After Closing, a rolling three
(3) year plan shall be prepared annually by Bluegreen (the "Business Plan"), and the Business Plan shall not constitute an amendment of this Agreement.

                  (b) CONSTRUCTION AND MARKETING FINANCE. The LLC, through the efforts of Bluegreen, shall have an executed commitment or term sheet proposal for the use and benefit of the LLC, received from a commercial bank or other lender financier acceptable to Bluegreen, on behalf of the LLC, which commitment or term sheet proposal provides for funding to design, develop, construct and market Phase One of the Big Cedar Timeshare Project (which, for purposes hereof, shall be defined as construction of two hundred two (202) timeshare units being fifty two (52) chalet unit and one hundred fifty (150) villa units, and the infrastructure, including utility services, parking and landscape servicing the same); provided, neither Bluegreen nor Big Cedar shall be required to guarantee the funds to be advanced pursuant to such commitment or term sheet proposal, except as they may mutually agree. Bluegreen, on behalf of the LLC shall be authorized to pledge the assets of the LLC, but not any membership interest of Big Cedar or Bluegreen therein, to secure the funds to be advanced pursuant to such commitment or term sheet proposal. The parties agree to subordinate their distributions from the LLC to the lender financing described herein.

                  (c) FORM OF DOCUMENTS. All agreements, instruments and documents referenced or mentioned in this Agreement as are incident to any contemplated transaction hereunder shall be satisfactory in form and substance to Bluegreen, Bluegreen's counsel, Big Cedar and Big Cedar's counsel and the same shall be executed and delivered on or before the Closing Date. Such documents shall include by way of example and not limitation, the Operating Agreement, the Marketing and Promotions Agreement, the Operational Services and Integration Agreement, the Servicing Agreement, the Project Administration Agreement, the Member Interest Agreement, the Certificate of Formation, the Ad Loan Agreement, the Option to Purchase Property, the Amendment, License and Concession Agreement, Mailing List Agreements, Trademark License Agreements, Advertising Space Receipt and Confirmation Agreement, Website Hyperlink License Agreements, Commercial Leases, Utilities, Sewer and Water Service Easement Agreement and Hotel Facilities Use Easements/Agreements.

                  (d) MASTER LAND USE AND DEVELOPMENT PLAN. Big Cedar and Bluegreen shall agree on a Master Land Use and Development Plan for the Big Cedar Timeshare Project, the Property, the Additional Property and the Army Corp Property, as subject to the option referred to in paragraph 4(a), hereinabove, and the Army Corp Property, as referred to in paragraph 4(b) hereinabove. The Master Land Use and Development Plan shall be initially prepared by Bluegreen, at the expense of the LLC, and shall identify (1) the systems necessary to provide and furnish utilities to the Big Cedar Timeshare Project and the identities of the utility providers; (2) the architectural design and product quality of the Big Cedar Timeshare Project which shall be consistent with and complimentary to the architectural and product quality of the Big Cedar Lodge facilities (and approval of the Master Land Use and Development Plan by Big Cedar and Bluegreen shall be deemed approval of the architectural design and product quality, as designed, although not as built); and (3) development on the Property in accordance with the following:

                           (i) The acreage attached as Exhibit "A" and to be
shown on the Property Survey to be indicated as the Property contributed by Big Cedar;

                           (ii) The Additional Property subject to the Option to
Purchase Real Estate agreement as further provided for in paragraph 4(a);

                           (iii) The Army Corp Property as may be assigned by
Big Cedar to the LLC as identified in paragraph 4(b);

                           (iv) At least three hundred (300) timeshare units
with a density no greater than 4.5 units per acre for the entire contemplated Big Cedar Timeshare Project on the Property and Additional Property. The Master Land Use and Development Plan shall either be authorized by applicable planning authorities or entities otherwise exercising regulatory authority in respect to the Property and the Additional Property, including but not limited to authorities having jurisdiction to enforce the Taney County Development Guidance Code for construction prior to the Closing Date, or the same shall have been submitted to the applicable planning authorities or entities, as aforesaid, and Bluegreen and Big Cedar shall be satisfied that a resulting approval is foreseeable.

                           (v) Free and unrestricted vehicular and pedestrian
ingress to and egress from the Property to public roads and thoroughfares.

                           (vi) The Sales Center Property as described on
Exhibit "L" (the "Sales Center Property") (referred to in paragraph 13(i)) and the Cabin Fever House Facility (the "Cabin Fever House Facility) (referred to in paragraph 13(i)) is leased to the LLC and Bluegreen for the purpose of sales and marketing of the Big Cedar Timeshare Project and the Bluegreen Timeshare Facilities, in accordance with the lease specified in paragraph 13(i) below and Big Cedar grants by easement uninterrupted access thereto to the benefit of the LLC, Bluegreen, and their respective agents, employees and representatives and timeshare prospects (provided that such Sales Center Property, the Cabin Fever House Facility and sales and marketing therefrom are not to be used for the purposes of sales and marketing of any Bluegreen Timeshare Facilities located within one hundred (100) miles of the Big Cedar Timeshare Project.

                  (e) LOAN TO BIG CEDAR (SENIOR DEBT). At Closing, a loan in the principal amount of approximately Forty Million and No/100 Dollars ($40,000,00.00) will be made to Big Cedar by FINOVA Capital Corporation, the key terms for such loan being:

                           (i) Forty Million and No/100 Dollars ($40,000,000.00)
shall be the principal amount of the loan;

                           (ii) Such loan shall be a secured, recourse senior
debt ("Senior Debt");

                           (iii) Such loan shall be secured by first priority
lien on Big Cedar Lodge land (a copy of which property description is attached hereto as Exhibit "M," incorporated herein by this reference), lodge improvements, and (i) fixtures, equipment, furnishings, (ii) property as may be subject to a UCC financing lien; and (iii) related service and management contracts.

                           (iv) Such loan shall be evidenced by a negotiable
promissory note. Such Senior Debt, if requested by Bluegreen, shall contain a right of Bluegreen to receive notice of default of such Senior Debt at any time notice of default is delivered to Big Cedar thereunder.

                           (v) The Senior Debt, and the documents evidencing
such Senior Debt, shall include therein an agreement of the lender and Big Cedar not to disturb the rights of the LLC and Bluegreen under and pursuant to the Marketing and Promotions Agreement, and rights to use and enjoy the sewer treatment facilities or related utilities, recreational amenities and facilities, or other utility services such that the LLC and Bluegreen, despite ownership of the Big Cedar Lodge by Big Cedar or any foreclosure, deed in lieu of foreclosure or other action taken pursuant to the terms of the Senior Debt by which the lender thereunder comes into possession of the Big Cedar Lodge, shall continue to enjoy and be entitled to the rights and privileges as provided for in such Marketing and Promotions Agreement, and shall continue to have rights to use and enjoy, for the benefit of the Big Cedar Timeshare Project, the sewer, water, utility, recreational amenities and facilities, and necessary services as well as the benefits provided under the Marketing and Promotions Agreement. Such non-disturbance agreement shall be acceptable to Bluegreen, the LLC, and the lender of the Senior Debt, and the documentation respecting such Senior Debt shall, if requested by the LLC or Bluegreen, provide for subordination of such Senior Debt to the rights and privileges of Bluegreen and the LLC hereinabove referenced, including access rights over, across and upon the Big Cedar Lodge to provide for such rights and privileges. Such non-disturbance and subordination shall be agreed to and granted by Big Cedar at Closing. The foregoing rights of use and enjoyment shall be established by an easement or non-disturbance agreement acceptable to Bluegreen, Big Cedar, the LLC and the lender of the Senior Debt.

                  (f) The consent and approval of Fleet Retail Finance, Inc., FINOVA Capital Corporation, the Army Corp of Engineers (as respects assignment of the lease and easement agreements pertaining to the Army Corp Property) and Oakmont Community Improvement Association, Inc. (as respects rezoning, replatting and the Amendment) (the "Required Consents").

         13. BLUEGREEN CONDITIONS TO CLOSING. In addition to the mutual conditions set forth hereinabove, the consummation of this transaction on the Closing Date shall be subject to the occurrence of the following conditions at or before the Closing Date, which conditions shall be to the benefit of
Bluegreen:

                  (a) Consent of the Bluegreen Board of Directors which shall be obtained at or prior to the Closing Date.

                  (b) No notice shall be given that any proceeding by any governmental authority or other agency having powers of condemnation concerning the Property, the Additional Property or the Army Corp Property or any portion thereof has been filed or commenced;

                  (c) The Property, Additional Property or Army Corp Property or any portion thereof shall not be substantially damaged or destroyed by earthquake, erosion, flooding, or by force of nature or act of God after the date hereof;

                  (d) Big Cedar shall deliver to the LLC on the Closing Date the general warranty deed for the Property and the Option to Purchase Real Estate agreement as to the Additional Property and has otherwise delivered the documents agreed to be delivered hereunder by the dates provided therefor;

                  (e) A reputable title company, as selected by Bluegreen, shall issue a title insurance binder or commitment to the LLC insuring fee simple title to the Property in favor of the LLC without exception, subject to Permitted Encumbrances;

                  (f) Big Cedar shall deliver to Bluegreen on the Closing Date an affidavit stating there are no outstanding indebtedness, security agreements, financing statements, or title retention contracts concerning any improvements, equipment, appliances, or other fixtures attached to the Property and Additional Property; that there are no unpaid or unsatisfied mortgages, security deeds, liens or other encumbrances, except for liens or encumbrances that may arise upon failure to pay special assessments due to the Oakmont Community Improvement Association, Inc. and that there are no disputes concerning the location or the lines and corners of the Property and Additional Property; that there are no pending suits, proceedings, judgments, bankruptcies, liens or executions against or affecting Big Cedar in either the county in which the Property and Additional Property is located or any other county in the State of Missouri which would materially affect insurability of title to the Property and the Additional Property; that there are no outstanding bills incurred for labor and materials used in making any improvements or repairs to the Property and Additional Property or for the services of architects, surveyors or engineers incurred in connection therewith which have not been paid or otherwise provided for in a manner satisfactory to Bluegreen.

                  (g) Consent by the holder of any mortgage or a deed of trust encumbering the Big Cedar Lodge to a subordination of the rights therein to easement rights to the benefit of the LLC and Bluegreen for sewer, water, necessary services and privileges over, through and across the Big Cedar Lodge Property, which consent shall be obtained from any mortgagee or holder of a deed of trust therein, including FINOVA Capital Corporation.

                  (h) The sewer facilities, water facilities and property on which the same may be located, shall be free and clear of any encumbrances, including deeds of trust, excepting that deed of trust referenced in Subparagraph (g), above, and Big Cedar shall grant, for the benefit of the LLC and the Big Cedar Timeshare Project, including the owners and mortgagees therein, an easement over, across and in the Big Cedar Lodge Property to allow for the uninterrupted use by the Big Cedar Timeshare Project and the owners, mortgagees and occupants therein of sewage and water service (and the same shall be subject to the subordination and easement rights provided for in subparagraph
(g) above.

                  (i) The Sales Center Property and the Cabin Fever House Facility shall be available for use by the LLC and Bluegreen, pursuant to an enforceable lease thereof from Big Cedar to the LLC and Bluegreen, for sales and marketing of the Big Cedar Timeshare Project and Bluegreen Timeshare Facilities. The Sales Center Property and the Cabin Fever House Facility shall be leased by Big Cedar to the LLC and Bluegreen at a rental rate of One and No/100 Dollars ($1.00) per year for a term of the lesser of ten (10) years or until such time as ninety percent (90%) of the timeshare interest of the Big Cedar Timeshare Project have been conveyed to purchasers thereof (inclusive of all phases). The terms of the lease shall otherwise be acceptable to Bluegreen. The Sales Center Property shall be erected at the expense of the LLC and shall be consistent with the architectural design existing at the Big Cedar Lodge. The lease for the Sales Center Property shall provide that upon termination thereof, the sales center facility erected thereon shall revert to and belong to Big Cedar. The lease shall provide for uninterrupted use during the term thereof of such property by the LLC and Bluegreen,

                  (j) The Property shall be properly rezoned and platted to allow for construction of the improvements in accordance with the Master Land Use and Development Plan, and all required governmental approvals and approvals of the Board of Directors of the Oakmont Community Improvement Association shall be obtained to allow for construction of improvements in accordance with the Master Land Use and Development Plan, except for approvals of the County Commissioner of Taney County, Missouri for vacating of roads located within the Property, which approval shall be sought by Big Cedar following Closing, and which approval shall be diligently sought by Big Cedar;

                  (k) Bluegreen shall have found title to the Property and Additional Property acceptable, or Big Cedar shall have cured any defects in title as set forth in paragraph 7(a);

                  (l) No circumstances or facts shall exist or occur prior to the Closing Date which materially and adversely affect Big Cedar, Bass Pro or their Affiliates.

                  (m) Big Cedar shall grant for the benefit of the LLC, the Big Cedar Timeshare Project (including the owners, mortgagees and occupants thereof) an easement over all roadways and paved areas existing on the property of the Big Cedar Lodge for the purposes of ingress, egress, and travel thereupon, for purposes of sales, marketing, access from and to the sales office facility, and the amenities and services existing and for the purposes of the use and enjoyment of the pool, tennis courts, miniature golf, fitness center and marina facilities existing on the Big Cedar Lodge property (on the same basis as Big Cedar Lodge occupants use such facilities, except as respects Frequent Guests Club and Reward Club members) and any deeds of trust on the Big Cedar Lodge property shall be subordinate to such easements;

                  (n) Big Cedar shall grant for the benefit of the LLC, and the Big Cedar Timeshare Project an easement over, across and upon the property of the Big Cedar Lodge for the location, placement and maintenance of directional identification signs and markers relating to the Big Cedar Timeshare Project, and any deed of trust on the Big Cedar Lodge shall be subordinate to such easement;

                  (o) An opinion of counsel on behalf of Big Cedar and Bass Pro, Inc. for the benefit of Bluegreen regarding the enforceability and binding nature as against Big Cedar and Bass Pro of the agreements, easements, assignments, leases, licenses and related documents herein provided for as executed by Big Cedar and Bass Pro, including an opinion of counsel for Big Cedar that, to the best of counsel's knowledge, the Property may be used and developed in accordance with the Master Land Use and Development Plan; and

                  (p) Big Cedar shall perform all agreements in all material respects to the extent that such agreements are required to be performed by Big Cedar as of the Closing Date.

         14. BIG CEDAR CONDITIONS TO CLOSING. In addition to the mutual conditions set forth hereinabove, the consummation of this transaction on the Closing Date shall be subject to the occurrence of the following condition at or before the Closing Date, which conditions shall be to the benefit of Big Cedar:

                  (a) No circumstances of fact exist or occur prior to the Closing Date which materially and adversely affect Bluegreen or its Affiliates.

                  (b) At Closing, Bluegreen shall make the Ad Loan to Big Cedar, the key terms of which are as provided for in paragraph 6 hereinabove.

                  (c) At Closing, Bluegreen will deliver the Membership Interest Agreement, attached hereto as Exhibit "H".

                  (d) An opinion of counsel on behalf of Bluegreen and Bluegreen Corporation for the benefit of Big Cedar regarding the enforceability and binding nature of the agreements executed by Bluegreen.

                  (e) Bluegreen shall perform all agreements in all material respects to the extent that such agreements are required to be performed by Bluegreen as of the Closing Date.

         15. TERMINATION/DEFAULT/REMEDIES.

                  (a) In the event that the Closing does not occur on the Closing Date as a result of the failure of the mutual conditions set forth in paragraph 12, and such failure of mutual conditions are not waived in writing by both Big Cedar and Bluegreen, then, in that event, the Earnest Money shall be immediately distributed to Bluegreen, and neither Big Cedar nor Bluegreen shall have any further obligations whatsoever with respect to this Agreement or any related agreements or the transaction contemplated hereby and this Agreement shall be deemed terminated.

                  (b) In the event that Closing does not occur on the Closing Date as a result of failure of any condition to Closing set forth in paragraphs 13 and 14, and the failure of any such conditions to Closing are not waived in writing by the party that would benefit from such conditions to Closing, then, in that event, the Earnest Money shall be immediately distributed to Bluegreen, and neither Big Cedar nor Bluegreen shall have any further obligation whatsoever with respect to this Agreement or any related agreements or the transactions contemplated hereby. Notwithstanding the foregoing, if Closing does not occur because of a breach of a representation and warranty that is also a condition then, the provisions of paragraphs 15(c) and 15(d) shall apply.

                  (c) In the event that Closing does not occur on the Closing Date as a result of a breach of the representations and warranties contained in paragraph 11(c) hereof by Bluegreen, then the Earnest Money shall be payable to Big Cedar as fixed and full liquidated damages. Bluegreen shall not have any further liability hereunder for Closing not occurring as a result of breach of its representations and warranties. Big Cedar shall have no further rights or remedies hereunder either at law or in equity, if Closing does not occur as a result of Bluegreen's breach of its representations or warranties. Big Cedar hereby specifically and expressly waives any right of specific performance against the LLC or Bluegreen. Big Cedar, LLC and Bluegreen acknowledge and agree that Big Cedar's actual damage for breach hereof by the LLC or by Bluegreen, as above stated, would be impossible to accurately estimate or calculate, but that the sum herein stipulated is a reasonable amount and, as a result thereof, any retention of liquidated damages hereunder shall not constitute nor be deemed to constitute a penalty.

                  (d) In the event the Closing does not occur on the Closing Date as a result of a breach of the representations and warranties contained in paragraph 11(a) hereof by Big Cedar, then the Earnest Money shall be payable to Bluegreen and Big Cedar shall additionally be liable to and pay Bluegreen Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) as fixed and full liquidated damages. Big Cedar shall not have further liability in the event the Closing does not occur on the Closing Date as a result of its breach of the representations and warranties contained in paragraph 11(a). Bluegreen shall have no further rights and remedies hereunder at law or in equity if Closing does not occur as a result of Big Cedar's breach of its representations or warranties. Bluegreen hereby specifically and expressly waives any right of specific performance against the LLC or Big Cedar. Big Cedar, the LLC and Bluegreen acknowledge and agree that Bluegreen's actual damages for breach hereof by Big Cedar will be impossible to accurately estimate or calculate, but that the sum herein stipulated is a reasonable amount, and as a result thereof, any payment of liquidated damages hereunder shall not constitute and be deemed to constitute a penalty.

         16. NOTICES. All notices required or permitted by the terms hereof shall be given by hand delivery or by sent and paid Federal Express or other overnight delivery, at the following addresses or at such other addresses as either party hereto shall, in writing, advise the other:

           If to Bluegreen:          4960 Blue Lake Drive
                                     Boca Raton, Florida 33431
                                     Attention: Pat Rondeau

           With a copy to:           James J. Scavo, Esq.
                                     Weinstock & Scavo, P.C.
                                     3405 Piedmont Road, N.E., Suite 300
                                     Atlanta, Georgia 30305
                                     e-mail address:  JSCAVO@WSLAW.NET

           (Delivery hereto, however, shall not be deemed notice to Bluegreen).

           If to Big Cedar:          2500 East Kearney Street
                                     Springfield, Missouri 65898
                                     Attn: Toni Miller

           With a copy to:           J. Christopher Greene, Esq.
                                     Greene & Curtis, L.L.P.,
                                     1340 East Woodhurst, Springfield,
                                       Missouri 65804
                                     e-mail address:  GANDCLAW@AOL.COM

           (Delivery hereto, however, shall not be deemed notice to Big
           Cedar).

                  All notices shall be deemed given at the time of hand delivery or the time such is deposited with Federal Express or other reputable overnight delivery for transmittal as aforesaid; provided, however, that the time at which response or action in response to any notice must be given or taken shall run from the time of actual receipt of such notice.

         17. ASSIGNMENT. This Agreement shall be binding upon the parties and their respective successors and assigns. Neither party shall have the power and right to assign or sell any rights or interests in this Agreement without the prior written consent of the other (provided the restriction of this paragraph shall not prohibit any assignment authorized in the Operating Agreement of the
LLC).

         18. CONFIDENTIALITY. Big Cedar and Bluegreen both agree to maintain, at all times, from and after the date hereof, as confidential information and terms hereof, including by way of example, the amounts and nature of the capital contributions hereunder, the terms of the LLC agreement and the existence and contents of the negotiations between them, as well as all information regarding projections concerning marketing and sale of the Property, development of the Property and the methods of marketing and sale, regardless of where the Closing shall occur, except that both parties may (a) inform advisors, counselors, consultants and senior executives of their respective firms who have a need to know such information that each party determines is necessary; and (b) make




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appropriate disclosures required by applicable law, including but not limited to applicable securities law. All notices to third parties and all publicity or press releases with respect to the transaction contemplated herein, shall be mutually approved by Bluegreen and Big Cedar prior to release or dissemination.

         19. APPLICABLE LAW. This Agreement shall be governed by and construed according to the laws of the State of Missouri, County of Greene, which shall be deemed the proper venue for all purposes.

         20. MISCELLANEOUS. If any part of this Agreement shall be deemed invalid under applicable Missouri or United States federal law, the remaining parts of this Agreement shall be in full force and effect as though any unenforceable part or parts were not written into this Agreement. In construing this Agreement, the singular tense shall be deemed to include the plural and the male or neuter gender shall mean and comprehend all genders, whenever such meaning or interpretation is necessary and appropriate. Headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be binding upon the parties hereto, their legal representatives, successors and assigns, and the parties hereto do hereby covenant and agree that they, their legal representatives, successors and assigns will execute any and all papers and documents that may be required in accordance with this Agreement. Should a provision of this Agreement require judicial interpretation, it is agreed that the judicial body interpreting or construing the same shall not apply the assumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that an instrument is to be more strictly construed against the party which itself or through its agents prepared the same, it being agreed that the agents of all parties have participated or had the opportunity to participate in the preparation of this Agreement. This Agreement may be executed in multiple counterparts, each of which will constitute an original and all of which will constitute one (1) Agreement.

         21. CLOSING. The Closing will be held at 10:00 a.m. Central Time, on or before June 14, 2000 (except in the event that the date thereof is extended pursuant to the written agreement of Bluegreen and Big Cedar) in the offices of Greene & Curtis, LLP, 1340 East Woodhurst, Springfield, Missouri 65804, or upon such other day and time as may be mutually be agreed upon by Bluegreen and Big Cedar, or the Closing may take place by mail and escrow delivery to be cleared from escrow by the date aforesaid (the Closing Date). At or before Closing, the parties will execute and deliver the instruments and documents referred to herein and all other documents necessary to consummate the transactions contemplated pursuant to the terms of this Agreement. Big Cedar, at the Closing, will pay all amounts required for transfer taxes arising from the conveyance of the Property and all amounts required for the execution, delivery or recording of the instruments of conveyance of the Property. Big Cedar will pay all amounts required for the execution, delivery or recording of any deed of trust contemplated under this Agreement. Big Cedar shall, additionally, pay any and all amounts required for the recording of any further documents contemplated hereunder, including by way of example and not limitation, the Option to Purchase Real Estate agreement or memorandum of said option, and shall be responsible for payment of any and all intangible taxes, document stamps or taxes or similar charges or levies due upon indebtedness evidenced by the deed of trust and/or the warranty deed to be delivered. Each party shall be responsible for its own attorney's fees. At Closing, expenses of the LLC specified hereunder shall be payable out of funds of the LLC, including the Initial Capital Contribution.

         22. NO BROKERS. Big Cedar covenants and agrees that should any claim be asserted for a broker's commission by or through or on the account of the acts of Big Cedar or its representatives, Big Cedar shall indemnify and hold harmless Bluegreen from any and all liabilities and expenses incurred in connection therewith, including without limitation, reasonable attorney's fees and court costs. Bluegreen covenants and agrees that should any claim be asserted for broker's commission by, through or on the account of the acts of Bluegreen or its representatives, Bluegreen shall indemnify and hold harmless Big Cedar from any and all liabilities and expenses incurred in connection therewith, including without limitation, reasonable attorney's fees and court costs. In the event





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


that Hodges Ward Elliott, Real Estate Brokers, are entitled to any commission as a result of the transactions contemplated hereunder, then the same shall be payable by Big Cedar and the same shall be included within the indemnity obligation hereinabove set forth.

         23. SURVIVAL OF PROVISIONS. All covenants, warranties, representations and agreements set forth in this Agreement will survive the Closing of the transaction contemplated hereof, and will survive the execution of all deeds and other documents at any time executed and delivered, under, pursuant to or by reason of this Agreement.

         24. TIME IS OF THE ESSENCE. Time is of the essence of this Agreement.

         25. AFFILIATES. For purposes of this Agreement, Affiliate shall mean, as respects Big Cedar, Bass Pro and/or Bluegreen the following: (1) any officer, director, employee, member, shareholder, partner, trustee or relative within the third degree of kindred of Big Cedar, Bass Pro and/or Bluegreen or of a Person which is a partner, member, shareholder, trustee or beneficiary of Big Cedar, Bass Pro and/or Bluegreen (and specifically, in the case of Big Cedar, to include John Morris); (2) any Person controlled by or under common control with Big Cedar, Bass Pro and/or Bluegreen or a partner, member, shareholder, trustee, or beneficiary of Big Cedar. Bass Pro and/or Bluegreen or any such relative of Big Cedar, Bass Pro and/or Bluegreen, or partner, member, shareholder, trustee, or beneficiary of Big Cedar, Bass Pro and/or Bluegreen; (3) any officer, director, trustee, partner or employee of any entity described in (2) above; and
(4) any trust for the benefit of any officer, director, trustee, partner, member, or employee of Big Cedar, Bass Pro and/or Bluegreen or Person described in (1) above, or any beneficiary of a trust which is a member, shareholder, or partner described in (1) above. "Affiliate" shall, as respects Big Cedar, not include Gaylord Entertainment Company or J.W. C. Equity Funding, Inc., a Delaware corporation, J.W. Childs Associates, L.P., a Delaware limited partnership, or Tracker Marine, L.L.C., a Missouri limited liability company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as to the day and year first above set forth

                                        BLUEGREEN VACATIONS UNLIMITED, INC., a
                                        Florida corporation


Date Signed: 6/14/00                    By: /s/ Patrick E. Rondeau
                                            -----------------------------------
                                        Print Name:  Patrick E. Rondeau
                                        Its:  President

                                        BIG CEDAR, L.L.C., a Missouri limited
                                        liability company

                                        By: Three Johns Company, a Missouri
                                        corporation, its Sole Member

Date Signed: 6/30/00                    By: /s/ Toni M. Miller
                                            -----------------------------------
                                        Print Name: Toni M. Miller
                                        Its: Vice President Finance

                                        BLUEGREEN/BIG CEDAR VACATIONS, LLC, a
                                        Delaware limited liability company

                                        By: Bluegreen Vacations Unlimited, Inc.,
                                        a Florida corporation

Date Signed: 6/14/00                    By: /s/ Patrick E. Rondeau
                                            -----------------------------------
                                        Print Name: Patrick E. Rondeau
                                        Its: President








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